Exhibit 10.8

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of the 24th day of August, 2004, by Mark A. Sirgo and Andrew L. Finn (the “Stockholders”) in favor of BioDelivery Sciences International, Inc. (the “Parent”).

WHEREAS, the Parent has entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated August 10, 2004, by and among Parent, Arius Acquisition Corp., Arius Pharmaceuticals, Inc. (the “Company”) and the Stockholders.

WHEREAS, each of the undersigned will receive substantial direct and indirect benefit by reason of the consummation of the transactions (the “Merger”) provided for in the Merger Agreement;

WHEREAS, each of the Stockholders is the record and beneficial owner of such number of shares of Series A Preferred Stock of Parent (the “Preferred Stock”) as of the closing of the Merger as set forth in Exhibit A hereto;

WHEREAS, pursuant to its terms, the Preferred Stock is eligible for conversion into shares of shares of Parent common stock (the “Common Stock”) upon the occurrence of certain events;

WHEREAS, it is a condition precedent to the entering of the Merger Agreement by the Company and the consummation of the Merger that each of the Stockholders shall have executed and delivered to the Company this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein, and in order to induce the Company to enter into the Merger Agreement and to consummate the Merger, the undersigned, intending to be legally bound, hereby agree with the Company as follows:

1. Recitals. The recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

2. Definitions. Reference is hereby made to the Merger Agreement, for a statement of the terms thereof, and each of the undersigned represents and warrants that it has read and reviewed the Merger Agreement. Unless otherwise defined herein, all terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

3. Voting Restrictions. From and after the time that the Stockholders hold any shares of Common Stock, the Stockholders agree, for themselves and their Affiliates (as defined in the rules and regulations of the Securities and Exchange Commission (an “SEC Affiliate” and, collectively with the Stockholders, the “Covered Persons”), that each Covered Person shall vote all shares of Common Stock issued upon conversion of the Preferred Stock for each and every nominee of the board of directors of the Company in connection with any election of directors of the Company.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principals thereof.

5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Facsimile signatures shall for all purposes hereof be deemed to be original signatures of the parties hereto.

6. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7. Amendment. This Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8. Jurisdiction. Each of the Covered Persons hereby irrevocably submits to the jurisdiction of the state court or the federal court in the State of Delaware, in any action, suit or proceeding brought under, in respect of or in connection with this Agreement, and hereby irrevocably waives, to the fullest extent each Covered Person may effectively do so, any defense based on improper jurisdiction or venue including, without limitation, defenses based on forum non convenience.

9. Legal Fees. The prevailing party in any action, suit or proceeding brought under, in respect of or in connection with this Agreement shall be entitled to reasonable attorney’s fees and costs from the other parties thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement in favor of Parent as of the date first above written.

/s/ Mark A. Sirgo
Mark A. Sirgo

/s/ Andrew L. Finn
Andrew L. Finn

[Signature Page to Voting Agreement]

Exhibit A to Voting Agreement

Schedule of Ownership

Stockholder	Shares of Preferred Stock Owned

Mark A. Sirgo	797,414

Andrew L. Finn	797,414